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                                                                    EXHIBIT 6(c)




                             UNIT PURCHASE AGREEMENT



         UNIT PURCHASE AGREEMENT made as of the Closing Date as set forth hereunder between and among UNITED NETWORK MARKETING SERVICES, INC., a Delaware corporation with its principal place of business at 575 Madison Avenue, New York, New York 10022 (the "Company"), and the purchaser named on Schedule A of this Agreement (the "Purchaser").

                                 P R E A M B L E


         A. Purchaser has agreed to purchase one or more Units being offered by the Company, each Unit consisting of $25,000 principal amount of the Company's 11% Convertible Promissory Notes ("Notes") and 250,000 Common Stock Purchase Warrants of the Company ("Warrants"). The Notes are payable in full on May 31, 2002, with interest payable semi-annually commencing on May 31, 2001. The Warrants have an exercise price of $.10 per share and expire on December 31, 2005.
         B. The parties desire to memorialize their understanding regarding the purchase of Units in a written document.



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         NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby contained, the parties agree as follows:

                  1. (a) Purchaser, in reliance upon the representations, warranties and agreements hereinafter made by the Company, hereby purchases from the Company the number of Units set forth after such Purchaser's name on Schedule A to this Agreement. The purchase price for each Unit (the "Purchase Price") is $25,000, payable in full on or before November 30, 2000.

                     (b) Upon execution and delivery of this Agreement by Purchaser and the Company, and the Company's receipt of the full Purchase Price from Purchaser, the Company shall deliver to Purchaser (i) a Note in the form attached hereto as Exhibit A, and (ii) Warrants in the form attached hereto as Exhibit B for the aggregate amount of Warrants purchased by Purchaser as set forth in Schedule A. The purchase price for the Unit(s) purchased hereunder is payable in full on or before November 30, 2000.

                  2. The parties acknowledge that:

                     (a) The Company is offering up to five (5)


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Units in this offering - up to $125,000 principal amount of Notes and up to
1,250,000 Warrants. The offering will be terminated on the earlier to occur of November 30, 2000 or the sale of all five (5) Units.

                     (b) A portion of the purchase price of the Units is allocable to the fair market value of the Warrant. Consequently, the Notes may be deemed to have been purchased at a discount from its face amount and such discount may be treated as an original issue discount for tax purposes.

                     (c) The Company makes no representation or warranty with respect to any projections related to its business operations. The Purchaser acknowledges that he has not and will not rely upon any such projections in connection with his purchase of the Units.

                  3. The Company represents and warrants as follows:

                     (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, its state of incorporation.

                     (b) The execution, delivery and performance by the Company of the Unit Purchase Agreement, Notes, and Warrants are within the Company's corporate powers, have been duly authorized by all necessary corporate action, do not contravene


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(A) the Company's Certificate of Incorporation or By-laws or (B) any law or any contractual restriction binding on or affecting the Company, and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties.

                     (c) Except with respect to Blue Sky requirements and filing of Schedule D, no authorization or approval or filing of, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement.

                     (d) The Unit Purchase Agreement, the Notes and the
Warrants are the legal, valid and binding obligations of the Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by general principles of equity and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                     (e) There is no pending or, to the knowledge of the Company, threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator,


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which may materially adversely affect the financial condition or results of operations of the Company.

                  4. The Purchaser hereby represents and warrants to Company as follows:

                           (a) He is an "accredited investor" as defined in
Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Act") on the basis in Schedule A.

                           (b) the address set forth in this Agreement is his
true and correct residence, and he has no present intention of becoming a resident of any other jurisdiction.

                           (c) He has had an opportunity to ask questions of
and receive answers from the management of the Company, or a person or persons acting on the Company's behalf, concerning the Company and the terms and conditions of the purchase of the Units.

                           (d) He understands that the Notes and the Warrants
(and the securities underlying the Warrants) being delivered to evidence the Units have not been registered under the Act or any state securities act in reliance on an exemption for limited offerings, and he further understands that he is purchasing the Units without being furnished any offering


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literature or prospectus other than the Memorandum (which is a draft and subject to completion) which is being delivered herewith.

                           (e) The Units which he is purchasing are being
acquired solely for his own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision, or fractionalization thereof; he has no present plans to enter into any such contract, undertaking, agreement, or arrangements.

                           (f) He (i) has adequate means of meeting his current
financial needs and possible contingencies; (ii) has no need for liquidity in the investment; and (iii) at the present time can afford a complete loss of such investment.

                           (g) He has such knowledge and experience in
financial, tax and business matters to enable him to utilize the information made available to him in connection with the purchase of the Units, to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

                           (h) If the Purchaser is a corporation, trust or
partnership, the officer, trustee or partner executing this Agreement represents and warrants that he is authorized to so


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sign; and that this Agreement is valid and binding and enforceable as to the corporation, trust or partnership. In the case of a partnership, the undersigned understandings that the representations, agreements and understandings herein apply to each partner.

                  5. All notices required to be given under the terms of this Agreement or which any of the parties may desire to give hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as set forth herein or to such other address or addresses and to the attention of such other person or persons as a party may from time to time designate in writing by notice similarly given. All notices and other communications shall be effective when personally delivered or, if sent by mail, when received.

                  6. This Agreement may be modified only by a writing signed by the Company and the Purchaser. All waivers and consents hereunder must be in writing and shall constitute a waiver or consent only as to the matter of the writing and not as to any other similar matters.

                  7. This Agreement, together with the Warrants and the Notes, represents the entire understanding between the parties with respect to the subject matter hereof and shall not be

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modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein.


                  8. This Agreement shall be construed in accordance with New York law.

                  9. This Agreement may be executed in any number of counterparts each of which shall be considered an original but all of which shall constitute one agreement.

                  10. Should any term, provision or clause hereof, or of any other agreement or document which is required by this Agreement, be held to be invalid, such invalidity shall not affect any other provisions or clauses hereof or thereof which can ve given effect without such invalid provision, all of which shall remain in full force and effect.


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                                   SCHEDULE A
                    PURCHASER INFORMATION AND SIGNATURE PAGE

                  11. (a) Subject to the terms and conditions of the Agreement, the Purchaser hereby proposes to purchase from the Company Notes in the aggregate principal amount of $__________ and ______ Warrants at an aggregate purchase price of $_________.

                      (b) Set forth below is the correct name, residence address and Social Security Number of the Purchaser:

                           --------------------------------------
                           Name

                           --------------------------------------
                           Address

                           --------------------------------------

                           --------------------------------------

                           --------------------------------------
                           Social Security Number


                           (c)        The Purchaser has delivered to the
Company herewith a properly executed Form W-9.

                           (d) The Purchase understands that to qualify as an
Accredited Investor, he must meet one or more of the following tests:


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                                      (i) THE $1,000,000 NET WORTH TEST. This
                           test is applicable ONLY to individuals. In order to qualify under this test, my net worth or my joint net worth with my spouse, if any, in each case inclusive of home, furniture and automobiles, must be in excess of $1,000,000.

                                      (ii) THE INCOME TEST. This test is
                           applicable ONLY to individuals. In order to qualify under this test I must have had income in excess of $200,000 or, together with my spouse, $300,000, in each of the last two years and must reasonably expect income of that same level in the current year. Income under this test is defined as adjusted gross income for federal income tax purposes plus (1) deductions for depletion under Section 611 et seq. of the Internal Revenue Code of 1986 ("Code"); (2) any exclusion for interest under Code Section 103; and
                           (3) any losses of a Company allocated to the individual limited partners of the Company as reported on Schedule E of Form 1040.

                                      (iii) THE ENTITY TEST. In order to qualify
                           under this test, which is applicable only to corporations, companies, trusts or other entities, either (i) each equity owner in such entity must himself be an accredited investor or (ii) the entity must have total assets in excess of $5,000,000 and not be formed for the purpose of acquiring these securities.

                                      (iv) THE TRUST TEST. This test is
                           applicable only to trusts. In order to qualify, the trust must not be formed for the specific purpose of acquiring the securities offered and must have total assets in excess of $5 million and whose purchases are directed by a sophisticated person as defined in Rule 506(b)(2)(ii) under Regulation D under the Securities Act of 1933.


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                  The undersigned Purchaser indicates below whether he qualifies as an Accredited Investor under one of the tests described above.
                           Yes __________

                           No  __________

         If Yes, Purchaser represents and warrants that he qualifies as an Accredited Investor under the following test:

                           (a)        The $1,000,000
                                      Net Worth Test  __________

                           (b)        The Income Test __________

                           (c)        The Entity Test __________

                           (d)        The Trust Test  __________



                                                     __________________________
                                                     Purchaser Signature


ACCEPTED AND AGREED
AS OF THE CLOSING DATE:

         UNITED NETWORK MARKETING SERVICES, INC.



         By:____________________________________




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